UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Election of New Director
          On February 10, 2006, the Board of Directors of Atmel Corporation (the “Company”) appointed Steven Laub as a Director of the Company to fill a vacancy on the Board. The Board expects Mr. Laub to serve on the Compensation Committee and the Corporate Governance and Nominating Committee as an independent director. In connection with such appointment to the Board, Atmel also granted Mr. Laub a non-qualified stock option for the purchase of 50,000 shares of Atmel’s common stock at an exercise price per share equal to the fair market value on that date, or $4.78 per share. Assuming continued service on Atmel’s Board, such options vest and become exercisable over four years, with 12.5% of the shares vesting six months after grant date and 2.0833% of the shares vesting each month thereafter until fully vested. A press release announcing such appointment is attached as Exhibit 99.1
          Steven Laub is currently a technology partner at Golden Gate Capital Corporation, a private equity buyout firm and the Executive Chairman of Teridian Semiconductor Corporation, a fabless semiconductor company. From 2004 to 2005, Mr. Laub was President and Chief Executive Officer of Silicon Image, Inc., a provider of semiconductor solutions. Prior to that time, Steven Laub spent 13 years in executive positions (including Chief Operating Officer, President and member of the Board of Directors) at Lattice Semiconductor Corporation, a supplier of programmable logic devices and related software. Prior to joining Lattice Semiconductor, Steven Laub was a partner at Bain & Company, a global strategic consulting firm. Steven Laub holds a degree in economics from the University of California, Los Angeles (BA) and a degree from Harvard Law School (JD).
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated as of February 13, 2006, entitled “Steven Laub Joins Atmel’s Board of Directors”.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation (Registrant)
Date: February 14, 2006	By:	/s/ George Perlegos
George Perlegos
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of February 13, 2006, entitled “Steven Laub Joins Atmel’s Board of Directors”.